Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE

between

SLM CORPORATION

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Dated as of January 16, 2003

Up to $2,000,000,000

EdNotes SM

          FOURTH SUPPLEMENTAL INDENTURE, dated as of January 16, 2003 (this “Supplemental Indenture”), between SLM Corporation, a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, as trustee (the “EdNotes Trustee”) for the EdNotes (defined below) under the Indenture, dated as of October 1, 2000 (the “Base Indenture”, and, together with this Supplemental Indenture, each as amended or supplemented, collectively the “Indenture”), between the Company (formerly known as USA Education, Inc.) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank; the “Original Trustee”), and as consented to by the Original Trustee.

RECITALS

          WHEREAS, the Company executed and delivered the Base Indenture to the Original Trustee to provide for the future issuance of debentures, notes or other evidences of indebtedness of the Company to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

          WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of senior unsecured and unsubordinated notes to be known as the Medium Term Notes of the Company, Series B, due nine months or longer from the date of issue, otherwise known as EdNotes SM (the “EdNotes”); and the form and substance of the EdNotes and the terms, provisions and conditions of the EdNotes are to be set forth in an officers’ certificate under Section 2.02 of the Base Indenture;

          WHEREAS, the Company has filed with the Securities and Exchange Commission a Prospectus and a Prospectus Supplement, each dated January 16, 2003 (collectively, the “Prospectus”), to Registration Statement (File No. 333-90316) pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act with respect to an offering of up to $2,000,000,000 of the EdNotes; and

          WHEREAS, the Company is appointing Deutsche Bank Trust Company Americas as trustee for the EdNotes, and Deutsche Bank Trust Company Americas is entering into this Supplemental Indenture in order to accept such appointment, and the Original Trustee is consenting to the terms of this Supplemental Indenture; and

          WHEREAS, all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties covenant and agree as follows:

ARTICLE 1

DEFINITIONS

     1.1     Definition of Terms. Capitalized terms used and not otherwise defined in this Supplemental Indenture have the meanings ascribed to them below:

"Base Indenture” is defined in the introductory paragraph.

"Company” is defined in the introductory paragraph.

"EdNotes” is defined in the recitals.

"EdNotes Trustee” is defined in the introductory paragraph.

"Holder” is defined in the Base Indenture.

"Indenture” is defined in the introductory paragraph.

"Original Trustee” is defined in the introductory paragraph.

"Prospectus” is defined in the recitals.

"Series A Notes” are the Medium Term Notes, Series A, of the Company.

"Series of Securities” is defined in the Base Indenture.

"Supplemental Indenture” is defined in the introductory paragraph.

"Trustee” is defined in the Base Indenture.

"Trust Indenture Act” is the Trust Indenture Act of 1939, as amended.

     1.2     Other Rules of Construction. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (a)     capitalized terms used and not defined in this Supplemental Indenture have the meanings assigned to them in the Base Indenture;

               (b)     all terms used in this Supplemental Indenture which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them in the Trust Indenture Act;

               (c)     “or” is not exclusive;

               (d)     words in the singular include the plural, and words in the plural include the singular;

               (e)     a reference to a Section or Article is to a Section or Article of this Supplemental Indenture;

               (f)     the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (g)     headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2

APPOINTMENT OF EDNOTES TRUSTEE

     2.1     Appointment and Acceptance of EdNotes Trustee. The Company hereby appoints the EdNotes Trustee as trustee under the Indenture with respect to the EdNotes Series of Securities and vests in the EdNotes Trustee all the rights, powers, trusts and duties of “Trustee” under the Indenture in respect of the EdNotes Series of Securities. The EdNotes Trustee accepts such appointment, it being acknowledged and agreed that the EdNotes Trustee shall have no rights, powers, trusts nor duties of Trustee under the Indenture with respect to any Series of Securities other than the EdNotes.

     2.2     Rights and Powers of the Original Trustee. All rights, powers, trusts and duties of the Original Trustee with respect to the Series A Notes shall continue to be vested in the Original Trustee.

     2.3     No Co-Trustee Relationship. Nothing in the Base Indenture or this Supplemental Indenture shall constitute the Original Trustee and the EdNotes Trustee as co-trustees of the same trust, and each such Trustee shall be trustee of a trust hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

     2.4     No Joint Liability. Neither the Original Trustee nor the EdNotes Trustee shall be personally liable by reason of any act or omission of the other in connection with their respective responsibilities under the Indenture.

ARTICLE 3

APPOINTMENT OF REGISTRAR AND PAYING AGENT

     3.1     Appointment of Registrar and Paying Agent. Pursuant to Section 2.04 of the Base Indenture, the Company hereby appoints the EdNotes Trustee as the Registrar and Paying Agent for the EdNotes, unless a pricing supplement to the Prospectus setting forth the terms of an issuance of EdNotes states otherwise.

ARTICLE 4

MISCELLANEOUS

     4.1     Notices.

               (a)     Any notice or communication by the Company or the EdNotes Trustee is duly given if in writing and delivered in person, sent by facsimile or mailed by certified mail:

if to the Company to:

SLM Corporation 11600 Sallie Mae Drive Reston, Virginia 20193 Attention: Executive Vice President and Chief Executive Officer Facsimile No.: 703-810-7689

if to the EdNotes Trustee to:

Deutsche Bank Trust Company Americas 280 Park Avenue New York, New York 10017 Attention: Corporate Trust and Agency Services Facsimile No.: 212-454-2223

               (b)     The Company or the EdNotes Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     4.2     Ratification of Base Indenture; Supplemental Indenture Controls. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent provided in the Base Indenture and this Supplemental Indenture. The provisions of this Supplemental Indenture shall supersede the provisions of the Base Indenture in the event and to the extent the Base Indenture is inconsistent with this Supplemental Indenture.

     4.3     Trustee Not Responsible for Recitals. The recitals in this Supplemental Indenture are made by the Company, and no Trustee assumes any responsibility for their correctness. Neither the Original Trustee nor the EdNotes Trustee makes any representation as to the validity or sufficiency of this Supplemental Indenture.

     4.4     Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

     4.5     Separability. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     4.6     Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[remainder of page left blank intentionally]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year set forth above.

SLM CORPORATION
By: /s/ JOHN F. REMONDI Name: John F. Remondi Title: Executive Vice President and Chief Financial Officer
DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the EdNotes Trustee
By: /s/ HOWARD TOPS Name: Howard Tops Title: Managing Director
ACCEPTED AND AGREED:
JPMORGAN CHASE BANK, not in its individual capacity, but solely as the Original Trustee
By: /s/ PATRICIA M.T. RUSSO Name: Patricia M.T. Russo Title: Vice President